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As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333- •

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	13-2857434 (I.R.S. Employer Identification Number)
One Computer Associates Plaza Islandia, New York 11749-7000 (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

KENNETH V. HANDAL, ESQ.
Executive Vice President, General Counsel and Corporate Secretary
Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749-7000
(631) 342-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
ROBERT W. DOWNES Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Approximate date of commencement of proposed offer to the public:
As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4.750% Series B Senior Notes due 2009	$500,000,000	100%	$500,000,000	$58,850

5.625% Series B Senior Notes due 2014	$500,000,000	100%	$500,000,000	$58,850

(1)
Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated    •    , 2005

Computer Associates International, Inc.

Offer to Exchange

$500,000,000 4.750% Series B Senior Notes due 2009 that have been registered under the Securities Act of 1933 for all outstanding unregistered 4.750% Senior Notes due 2009	$500,000,000 5.625% Series B Senior Notes due 2014 that have been registered under the Securities Act of 1933 for all outstanding unregistered 5.625% Senior Notes due 2014

        We are offering to exchange (1) $500,000,000 aggregate principal amount of the outstanding, unregistered 4.750% Senior Notes due 2009 issued by Computer Associates International, Inc. that you now hold for new, substantially identical 4.750% Series B Senior Notes due 2009 that will be free of the transfer restrictions of the old notes and (2) $500,000,000 aggregate principal amount of the outstanding, unregistered 5.625% Senior Notes due 2014 issued by Computer Associates International, Inc. that you now hold for new, substantially identical 5.625% Series B Senior Notes due 2014 that will be free of the transfer restrictions on the old notes These offers will expire at 5:00 p.m., New York City time, on    •    , 2005, unless we extend the deadline. You must tender your old, unregistered notes of a series by the deadline to obtain new, registered notes of the same series and the liquidity benefits the new notes of that series offer.

        We agreed with the initial purchasers of the old notes to make these offers and to register the issuance of the new notes after the initial sale of the old notes. This offer applies to any and all old notes tendered by the deadline.

        We will not list the new notes on any established exchange. The new notes of a series will have the same financial terms and covenants as the old notes of the same series, and are subject to the same business and financial risks.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" in our Form 10-K and "Risk Factors" herein beginning on page 10 for a discussion of the factors that you should consider in connection with the exchange offers and an exchange of old notes for new notes.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    •    , 2005

        This document incorporates important business and financial information about Computer Associates from documents that are not included in or delivered with this document. You should rely only on the information contained in and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that included or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, or, in the case of an incorporated document, the date of its filing, regardless of the time of delivery of this prospectus or of any exchange of our 4.750% Senior Notes due 2009 for substantially similar 4.750% Series B Senior Notes due 2009 or our 5.625% Senior Notes due 2014 for substantially similar 5.625% Series B Senior Notes due 2014. You can obtain documents incorporated by reference in this document, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749-7000
Attention: Investor Relations
(631) 342-6000

         You will not be charged for any of the documents that you request. If you would like to request documents, please do so by    •    , 2005 in order to receive them before the exchange offers expire on    •    , 2005.

        We are not making these exchange offers to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offers would violate securities or blue sky laws.

FORWARD-LOOKING STATEMENTS

        This registration statement contains or incorporates by reference certain forward-looking information relating to Computer Associates International, Inc. ("Computer Associates", "we", "our" or "us") that is based on the beliefs of, and assumptions made by, our management as well as information currently available to our management. When used in this registration statement and the documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "expect" and similar expressions are intended to identify forward-looking information. Such information includes, for example, the statements made under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook for Fiscal Year 2006" under Item 7 of our Form 10-K, but also appears in this registration statement, other parts of our Form 10-K and other documents incorporated by reference herein. This forward-looking information reflects our current views with respect to future events and is subject to certain risks, uncertainties, and assumptions, some of which are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" under Item 7 of our Form 10-K and elsewhere in our Form 10-K. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described in this registration statement and the documents incorporated by reference herein as anticipated, believed, estimated or expected. We do not intend to update these forward-looking statements.

SUMMARY

        This brief summary highlights selected information contained in this document and the documents we have incorporated in this document by reference. It does not contain all of the information that is important to you. We urge you to read carefully the entire document, the documents incorporated in this document by reference and the other documents to which this document refers, including our consolidated financial statements and the notes to those financial statements, which are incorporated in this document by reference.

Computer Associates International, Inc.

        Computer Associates is one of the world's largest providers of management software. We design, market, and license computer software products that allow businesses to run, manage, and automate critical aspects of their information technology (IT) environments.

        We have a broad portfolio of software products that span the areas of infrastructure management, security management, storage management, application life cycle management, data management and application development, and portal and business intelligence. We are considered an Independent Software Vendor, or ISV. ISVs develop and license software products that can increase the efficiency of computer hardware platforms or operating systems sold by other vendors. Our products are heterogeneous—they manage both the mainframe and distributed environments and are designed to operate with all major business computer hardware platforms, operating systems and products marketed by other hardware and software companies.

        Our software products include those that we have sold for many years and newer products designed to address our customers' evolving business needs. Our products are specifically designed to work well with our other software products. Because the time, effort, and cost to make different software products work together is high, customers place greater value on software products that work well with one another.

        Our principal executive offices are located at One Computer Associates Plaza, Islandia, New York 11749-7000, and our main telephone number is (631) 342-6000.

        For a further discussion of our businesses, we urge you to read our Form 10-K, incorporated by reference herein. See "Incorporation of Certain Documents By Reference" below.

The Exchange Offers

The Exchange Offers	We are offering to exchange $1,000 principal amount of our 4.750% Series B Senior Notes due 2009 registered under the Securities Act of 1933, which we refer to as the "new notes due 2009", for each $1,000 principal amount of our outstanding 4.750% Senior Notes due 2009 issued on November 18, 2004 in a private offering, which we refer to as the "old notes due 2009". We are also offering to exchange $1,000 principal amount of our 5.625% Series B Senior Notes due 2014 registered under the Securities Act of 1933, which we refer to as the "new notes due 2014", for each $1,000 principal amount of our outstanding 5.625% Senior Notes due 2014 issued on November 18, 2004 in a private offering, which we refer to as the "old notes due 2014". We collectively refer to the old notes due 2009 and the old notes due 2014 as the "old notes" and the new notes due 2009 and the new notes due 2014 as the "new notes". In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all old notes validly offered for exchange, or "tendered", and not validly withdrawn. As of the date of this document, there is $500 million aggregate principal amount of old notes due 2009 outstanding and $500 million aggregate principal amount of old notes due 2014 outstanding.
Expiration and Exchange Dates	Our exchange offers expire at 5:00 p.m., New York City time, on •, 2005, unless we extend the deadline. We will complete the exchanges and issue new notes as soon as possible after that date.
Accrued Interest on the New Notes and the Old Notes
The new notes will bear interest from June 1, 2005, the last maturity date of any interest installment on which interest was paid on the old notes. If you hold old notes and they are accepted for exchange:
• you will waive your right to receive any interest on your old notes accrued from June 1, 2005 to the date the new notes are issued.
•
you will receive the same interest payment on December 1, 2005, which is the next interest payment date with respect to the old notes and the first interest payment date with respect to the new notes that you would have received had you not accepted the applicable exchange offer.

Registration Rights
You have the right to exchange old notes of a series that you now hold for new notes of the same series. We intend to satisfy this right by these exchange offers. The new notes of a series will have substantially identical terms to the old notes of the same series, except the new notes will be registered under the Securities Act and will not have any registration rights. After the exchange offers are complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.
Conditions	The only condition to each offer is that the exchange offer does not violate the securities laws. Each offer applies to any and all old notes of a series validly tendered by the deadline.
Resale without Further Registration
We believe that you may offer for resale, resell and otherwise transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if the following is true:
• you acquire the new notes issued in that exchange offer in the ordinary course of your business,
• you are not an "affiliate", as defined under Rule 405 of the Securities Act, of Computer Associates,
•
you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in that exchange offer.
By signing the letter of transmittal and exchanging your notes as described below, you will be making representations to this effect.

If you are a broker-dealer that acquired old notes of a series as a result of market-making or other trading activities, you must deliver a prospectus in connection with any resale of the new notes of the same series as described in this summary under "Restrictions on Sale by Broker-Dealers" below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.
Liability under the Securities Act	You also may incur liability under the Securities Act if:
(1) any of the representations listed above are not true, and
(2) you transfer any new note issued to you in an exchange offer without:
• delivering a prospectus meeting the requirements of the Securities Act
or
• an exemption from the requirements of the Securities Act to register your new notes.
We will not protect you against any loss incurred as a result of this liability under the Securities Act.
Restrictions on Sale by Broker-Dealers
If you are a broker-dealer that has received new notes of a series for your own account in exchange for old notes of that series that were acquired as a result of market-making or other trading activities, you must acknowledge in a letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for 90 days after the last exchange date for an offer to resell, a resale or other retransfer of the new notes issued to it in an exchange offer.
Procedures for Tendering Old Notes	If you hold old notes and want to accept the applicable exchange offer, you must either:
complete, sign and date the accompanying letter of transmittal, and deliver it, together with your old notes and any other required documents, to the exchange agent, or if you hold old notes registered in the name of a broker-dealer, arrange for The Depository Trust Company to give the exchange agent the required information for a book-entry transfer.

You must mail or otherwise deliver this documentation or information to The Bank of New York, as exchange agent, or The Depository Trust Company at the address under "How to Tender Your Old Notes—Exchange Agent" below.
Special Procedures for Beneficial Owners
If you hold old notes registered in the name of a broker-dealer, commercial bank, trust company or other nominee and you wish to exchange your old notes in the applicable exchange offer, you should promptly contact the registered holder of the old notes and instruct it to tender on your behalf.

If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the applicable exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

Failure to Exchange Will Affect You Adversely
If you are eligible to participate in the exchange offers and you do not tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your old notes.
Guaranteed Delivery Procedures	If you wish to exchange your old notes and:
• you cannot send the required documents to the exchange agent by the expiration date of the applicable exchange offer,
• you cannot complete the procedure for book-entry transfer on time, or
• your old notes are not immediately available,
then you must follow the procedures described under "How to Tender Your Old Notes—Guaranteed Delivery Procedures" below.
Withdrawal Rights
You may withdraw your tender at any time before 5:00 p.m., New York City time, on [Date—the business day before the day the offers expire], 2005, unless we have already accepted your offer to exchange your old notes.
Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchanges.
Federal Income Tax Consequences	The exchanges will not be taxable events for U.S. federal income tax purposes. This means you will not recognize any taxable gain or loss or any interest income as a result of any exchange.
Exchange Agent	The Bank of New York is the exchange agent for the exchange offers. The Bank of New York is also the trustee under the indenture governing the notes.
Absence of Appraisal Rights
As a holder of old notes you are not entitled to appraisal or dissenters' rights under Delaware law, the indenture governing the old notes or the indenture that will govern the new notes. See "The Exchange Offers—Terms of the Exchange Offers—No Appraisal or Dissenters' Rights" for more information.
Regulatory Approvals	We do not have to comply with any federal or state regulatory requirements and we do not have to obtain any approvals in connection with the exchange offers.

The New Notes

        The new notes of a series have the same financial terms and covenants as the old notes of the same series. In this document we sometimes refer to the old notes and the new notes together as the "notes". The terms of the new notes are as follows:

Issuer	Computer Associates International, Inc.
Securities Offered	$500,000,000 principal amount of 4.750% Series B Senior Notes due 2009 and $500,000,000 aggregate principal amount of 5.625% Series B Senior Notes due 2014.
Maturity	The new notes due 2009 will mature on December 1, 2009 and the new notes due 2014 will mature on December 1, 2014.
Interest Payment Dates	Interest on the old notes began accruing on November 18, 2004, the date we issued the old notes. Interest is payable on the old notes, and will be payable on the new notes, on June 1 and December 1 of each year. The first interest payment date for the new notes will be December 1, 2005.
Optional Redemption	We may redeem all of the notes of each series at any time and some of the notes of each series from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes of such series being redeemed and (2) the sum of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis, at the treasury rate plus 15 basis points in the case of the notes due 2009 and 20 basis points in the case of the notes due 2014, plus, in each case, accrued and unpaid interest to the date of redemption. See "Description of the New Notes—Optional Redemption" below.
Ranking	The new notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. The new notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing that indebtedness and to the indebtedness of our subsidiaries.
Restrictions	The indenture for the notes, among other things, contains restrictions on our ability to:
• create liens;
• engage in sale and leaseback transactions; and,
• consolidate, merge or transfer all or substantially all of our assets.
These covenants are described in greater detail under "Description of the New Notes" below. These covenants are subject to important exceptions and qualifications, which are also described under "Description of the New Notes" below.

RISK FACTORS

        You should consider carefully the risk factors described below, together with the other matters described in this document or incorporated by reference, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" in our Form 10-K, before deciding to exchange your old notes for new notes. The risk factors below and in our Form 10-K apply to both the old notes and the new notes.

If you do not participate in the applicable exchange offer, it may be harder for you to resell and transfer your old notes.

        The old notes were not registered under the Securities Act or under the securities laws of any state. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes of a series for new notes of the same series by the applicable exchange offer, or if you do not properly tender your old notes in the applicable exchange offer, you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register your old notes under the Securities Act.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes as described in this document. We will receive in exchange old notes in like principal amount. The old notes of a series surrendered in exchange for the new notes of the same series will be retired and canceled and cannot be reissued. Therefore, the issuance of the new notes will not result in any change in our indebtedness.

        We used the cash proceeds from the issuance of the old notes to repay $825 million aggregate principal amount outstanding of our 6.375% senior notes due in April 2005 and for general corporate purposes.

THE EXCHANGE OFFERS

Why We Are Offering to Exchange Your Old Notes of a Series for New Notes of the Same Series

        We originally sold the outstanding 4.750% Senior Notes due 2009 and 5.625% Senior Notes due 2014 on November 18, 2004, in a transaction exempt from the registration requirements of the Securities Act. Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets, Mitsubishi Securities International plc, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Scotia Capital (USA) Inc., as the initial purchasers, then resold the notes to qualified institutional buyers under Rule 144A under the Securities Act and to persons in offshore transactions under Regulation S under the Securities Act. As of the date of this document, $500 million aggregate principal amount of the notes due 2009 and $500 million aggregate principal amount of the notes due 2014 is outstanding.

        As a condition to the initial sale of the old notes, we entered into a registration rights agreement with the initial purchasers under which we agreed that we would, at our cost:

  (1)
  file an exchange offer registration statement under the Securities Act with the SEC by July 16, 2005,

  (2)
  use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by September 24, 2005,

  (3)
  commence and complete the exchange offers promptly, but by no later than October 24, 2005, and

  (4)
  keep each exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of each exchange offer is mailed to holders of old notes.

        We agreed to issue and exchange the new notes of a series for all old notes of the same series tendered and not withdrawn before the applicable exchange offer expires.

        The summary in this document of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement. We urge you to read the entire registration rights agreement carefully.

        We have filed a copy of the registration rights agreement as Exhibit 4.3 to our Current Report on Form 8-K dated November 15, 2004, and it is incorporated by reference to the registration statement of which this document is a part. We intend to satisfy some of our obligations under the registration rights agreement with the registration statement.

Terms of the Exchange Offers

        Timing of the Exchange Offers.    We are offering the new notes of a series in exchange for your old notes of the same series. We will keep each exchange offer open for at least 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

        You May Tender Your Old Notes Only in Multiples of $1,000.    On the terms and subject to the conditions in this document and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on [Exchange Date]. We will issue $1,000 principal amount of new notes of a series in exchange for each $1,000 principal amount of outstanding old notes of the same series accepted in the applicable exchange offer. You may tender some or all of your old notes under the applicable exchange offer. However, you may tender old notes only in multiples of $1,000.

        Form and Terms of the New Notes.    The form and terms of the new notes of a series will be the same as the form and terms of the old notes of the same series except that:

  •
  the new notes will have a different CUSIP number from the old notes,

  •
  the new notes will be registered under the Securities Act and will not have legends restricting their transfer,

  •
  the new notes will not contain terms providing for payment of liquidated damages under circumstances relating to the timing of the exchange offers, as described under "Liquidated Damages" below and

  •
  holders of the new notes will not be entitled to any registration rights under the registration rights agreement because these rights will terminate when the applicable exchange offer is completed.

        The new notes of a series will evidence the same debt as the old notes of the same series and will be issued under, and be entitled to the benefits of, the indenture governing the old notes. We will treat the old notes and new notes of the same series as a single class of debt securities under the indenture.

        Who Will Receive This Document.    We will mail this document and the letter of transmittal to all registered holders of the old notes as of [Record Date].

        No Appraisal or Dissenters' Rights.    In connection with the exchange offers, you do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the old notes. We intend to conduct the exchange offers in accordance with the registration rights agreement, the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC relating to exchange offers.

        Acceptance of Tendered Old Notes.    We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to The Bank of New York, as the exchange agent for the exchange offers. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

        If we do not accept your old notes tendered for exchange because you:

  •
  invalidly tendered your old notes, or

  •
  some other events specified in this document have occurred, or

  •
  you submitted your old notes for a greater principal amount than you wanted to exchange,

we will return the certificates for the unaccepted old notes, without expense, to you. If you tender old notes by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, any non-exchanged old notes will be credited to an account maintained with The Depositary Trust Company as soon as possible after the expiration date of the applicable exchange offer.

Expiration Date

        Each exchange offer will expire at 5:00 p.m., New York City time, on    •    , 2005, unless we extend an exchange offer in our sole discretion. If we extend an exchange offer, the expiration date is the latest date and time to which we extend that exchange offer.

We Can Amend or Extend an Exchange Offer

        We can extend an exchange offer. To do so we must:

  •
  notify the exchange agent of any extension either orally or in writing, and

  •
  make an announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previous date that exchange offer was scheduled to expire.

        We also reserve the right to:

  •
  delay accepting any old notes, or

  •
  terminate an exchange offer and refuse to accept any old notes not previously accepted if any of the conditions described below under "How to Tender Your Old Notes—Conditions" shall have occurred and we have not waived them.

If we delay, extend or terminate an exchange offer, we must give oral or written notice to the exchange agent.

        We may also amend the terms of an exchange offer in any way we determine is advantageous to holders of the old notes. If this change is material, we will promptly disclose that amendment in a manner reasonably calculated to inform holders of the old notes.

        We do not have to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment or termination that we may choose to make, other than by making a timely release to the Dow Jones News Service.

Interest on the New Notes

        Interest is payable on the old notes, and will be payable on the new notes, on June 1 and December 1 of each year. The new notes will accrue interest on the same terms as the old notes, at the rate of 4.750% per year for the notes due 2009 and at the rate of 5.625% per year for the notes due 2014 from June 1, 2005, the last maturity date of any interest installment on which interest was paid on the old notes. If you hold old notes and they are accepted for exchange you will waive your right to receive any payment in respect of interest on your old notes accrued from June 1, 2005 to the date the new notes are issued. Thus, if you exchange your old notes for new notes you will receive the same interest payment on December 1, 2005, which is the next interest payment date with respect to the old notes and the first interest payment date with respect to the new notes that you would have received had you not accepted the applicable exchange offer.

Resale of the New Notes

        We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act and without delivering a prospectus that satisfies the requirements of the Securities Act, if you can make the representations set forth in the letter of transmittal, described in "How To Tender Your Old Notes—Representations on Tendering Old Notes". If you intend to participate in a distribution of new notes, however, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. In addition, you cannot be an "affiliate" of Computer Associates, as defined in Rule 405 under the Securities Act. You must represent to us in the letter of transmittal accompanying this document that you meet these conditions exempting you from the registration requirements.

        We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat these exchange offers in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

        A broker-dealer that has bought old notes of a series for market-making or other trading activities must deliver a prospectus in order to resell any new notes of the same series it has received for its own account in the exchange. A broker-dealer may use this prospectus to resell any of its new notes. We agreed in the registration rights agreement to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies until 90 days after the last exchange date for use in connection with a resale. See "Plan of Distribution" below for more information regarding broker-dealers.

Shelf Registration Statement

        We will file a shelf registration statement with the SEC if:

  (1)
  applicable law or SEC policy does not permit the exchange offer, or

  (2)
  the exchange offer is not completed by September 24, 2005.

        The shelf registration statement will register the old notes for public resale. We will use our best efforts to cause the shelf registration statement to become effective and to keep the shelf registration statement effective until November 18, 2006.

Liquidated Damages

        We will have to pay higher annual interest rates on the notes if:

  •
  we fail to file either an exchange offer registration statement or a shelf registration statement with the SEC by July 16, 2005,

  •
  either the exchange offer registration statement or the shelf registration statement is not declared effective by the SEC by September 24, 2005,

  •
  the exchange offer is not consummated by October 24, 2005, or

  •
  after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective by the SEC, that registration statement ceases to be effective or usable (subject to certain exceptions).

        Each of these events is termed a "Registration Default". The rate of additional interest will be at a rate of 0.25% per year from and including the date that any Registration Default occurs for the first 90 days after the date the Registration Default occurs, increasing thereafter by 0.25% per year regardless of the number of Registration Defaults until all Registration Defaults have been cured. In no event can the rate of additional interest exceed 0.50% per year regardless of the number of Registration Defaults.

HOW TO TENDER YOUR OLD NOTES

Procedures for Tendering

        To tender your old notes in the applicable exchange offer, you must do the following:

  •
  properly complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

  •
  if the letter of transmittal so requires, have the signatures on the letter of transmittal or facsimile of the letter of transmittal guaranteed and

  •
  mail or otherwise deliver the letter of transmittal, or facsimile, together with your old notes and any other required documents, to the exchange agent before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer.

        In order for the tender to be effective, the exchange agent must receive the old notes, a completed letter of transmittal and all other required documents before 5:00 p.m., New York City time, on the applicable expiration date.

        You may also deliver your old notes by using the book-entry transfer procedures described below. DTC authorizes its participants that hold old notes on behalf of beneficial owners of old notes through DTC to tender their old notes as if they were holders. To effect a tender of old notes, DTC participants should:

  •
  complete and sign the letter of transmittal or a manually signed facsimile of the letter,

  •
  have the signature on the letter of transmittal or facsimile of the letter of transmittal guaranteed if the instructions to the letter of transmittal so require,

  •
  mail or deliver the letter of transmittal, or the manually signed facsimile, to the exchange agent according to the procedure described under "Procedures for Tendering" above and

  •
  transmit their acceptance to DTC through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer described below under "Book-Entry Transfer".

        You must follow all procedures to effect a valid tender. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        By tendering, you will make the representations described under the heading "Representations on Tendering Old Notes". In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution".

        Your tender and our acceptance of the tender will constitute the agreement between you and us set forth in this document and in the letter of transmittal.

        You have the sole risk of the method you choose to have the old notes and the letter of transmittal and all other required documents delivered to the exchange agent.

        As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the applicable expiration date. No letter of transmittal, old notes or book-entry confirmation should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions on their behalf.

Beneficial Owners

        If you hold old notes and your old notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct it to tender on your behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

        If you hold old notes that are registered as described above and you want to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

Signatures on Letter of Transmittal

        Generally, an eligible guarantor institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible guarantor institution.

        An "eligible guarantor institution" is:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  •
  a commercial bank or trust company having an office or correspondent in the United States, or

  •
  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

        If a person other than the registered holder of any old notes listed in the letter of transmittal signed the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize this person to tender the old notes on behalf of the registered holder and must be signed by the registered holder as the registered holder's name appears on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old notes or bond powers, these persons should so indicate when signing, and unless waived by us, submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

Book-Entry Transfer

        Within two business days after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offers. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with DTC's procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the exchange agent must receive an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee or an agent's message and all other required documents at its address listed below under "Exchange Agent" on or before the expiration date of the applicable exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures.

Delivery of Documents to DTC Does Not Constitute Delivery to the Exchange Agent

        The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering the old notes stating:

  •
  the aggregate principal amount of old notes which have been tendered by the participant,

  •
  that the participant has received, and agrees to be bound by, the terms of the letter of transmittal and

  •
  that we may enforce this agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below in this document are true and correct.

Acceptance of Tendered Notes

        We will determine, in our sole discretion, all questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt, of tendered old notes. We reserve the absolute right:

  •
  to reject any and all old notes not properly tendered,

  •
  to reject any old notes if our acceptance would, in the opinion of our counsel, be unlawful, or

  •
  to waive any irregularities or conditions of tender as to particular old notes.

        Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within a period of time that we will determine. Neither we, nor the exchange agent, nor any other person will be liable for failure to give notice of any defect or irregularity with respect to any tender of old notes. We will not deem a tender of an old note to have been made until the defects or irregularities mentioned above have been cured or waived.

        The exchange agent will return to the tendering holders any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, unless otherwise provided in the letter of transmittal, as soon as practicable after the applicable exchange offer expires.

Representations on Tendering Old Notes

        By surrendering old notes of a series in the applicable exchange offer, you will be telling us that, among other things:

  •
  you are acquiring the new notes of the same series issued in that exchange offer in the ordinary course of your business,

  •
  you are not an "affiliate", as defined in Rule 405 under the Securities Act, of Computer Associates,

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in that exchange offer,

  •
  you have full power and authority to tender, sell, assign and transfer the old notes tendered,

  •
  we will acquire good, marketable and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the old notes are accepted by us, and

  •
  you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in that exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC's staff in their no-action letters.

        If you are a broker-dealer and you will receive new notes of a series for your own account in exchange for old notes of the same series that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the new notes.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and:

  •
  you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent before the applicable expiration date,

  •
  you cannot complete the procedure for book-entry transfer before the applicable expiration date, or

  •
  your old notes are not immediately available in order for you to meet the applicable expiration date deadline,

        then you may participate in the applicable exchange offer if:

  (1)
  the tender is made through an eligible institution,

  (2)
  before the applicable expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

  •
  the name and address of the holder of the old notes, the certificate number or numbers of the old notes and the principal amount of old notes tendered,

  •
  a statement that the tender is being made thereby, and

  •
  a guarantee that, within five business days after the applicable expiration date, the eligible guarantor institution will deposit the letter of transmittal or facsimiles of the letter of transmittal, together with the certificate or certificates representing the old notes in proper form for transfer or an agent's message and a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

  (3)
  the exchange agent receives, within five business days after the applicable expiration date:

  •
  a properly completed and executed letter of transmittal or facsimile or an agent's message in the case of a book-entry transfer,

  •
  the certificate or certificates representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility, and

  •
  all other documents required by the letter of transmittal.

Withdrawal of Tenders

        Except as otherwise provided in this document, you may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the business day immediately preceding the date the applicable exchange offer expires.

        To withdraw a tender of old notes in an exchange offer, the exchange agent must receive a letter or facsimile notice of withdrawal at its address set forth below under "Exchange Agent" before 5:00 p.m., New York City time, on the business day immediately preceding the applicable expiration date. Any notice of withdrawal must:

  •
  specify the name of the person who deposited the old notes to be withdrawn,

  •
  identify the old notes to be withdrawn including the certificate number or numbers and aggregate principal amount of old notes to be withdrawn or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited and otherwise comply with the procedures of the transfer agent,

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

  •
  specify the name in which the old notes being withdrawn are to be registered, if different from that of the person who deposited the notes.

        We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any old notes withdrawn in this manner will be deemed not to have been validly tendered for purposes of the applicable exchange offer. We will not issue new notes unless the old notes withdrawn in this manner are validly retendered. We will return to you any old notes that you have tendered but that we have not accepted for exchange without cost as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above under "Procedures for Tendering" at any time before the applicable expiration date.

Conditions

        Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate an exchange offer as provided in this document before the old notes are accepted, if:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to that exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with that exchange offer,

  •
  any law, statute, rule or regulation is proposed, adopted or enacted, or the staff of the SEC interprets any existing law, statute, rule or regulation in a manner, which, in our reasonable judgment, might materially impair our ability to proceed with that exchange offer, or

  •
  we deem it advisable to terminate that exchange offer.

        The conditions listed above are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

        If we determine in our reasonable discretion that we may terminate an exchange offer, we may:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders, or

  •
  extend that exchange offer and retain all old notes tendered before that exchange offer expires, subject, however, to the rights of holders to withdraw these old notes, or

  •
  waive unsatisfied conditions with respect to that exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to that exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes to which that exchange offer relates. If that exchange offer would otherwise expire, we will extend it for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for the exchange offers. You should direct any questions, requests for assistance and requests for additional copies of this document or of the letter of transmittal to The Bank of New York, as follows:

By Mail, Hand or Overnight Courier:

The Bank of New York
Corporate Trust Services Window
101 Barclay Street—7E
New York, New York 10286
Attention: [Santino Ginocchietti]

By Facsimile:

[(212) 815-6339]

Confirm by Telephone:

[(212) 815-6331]

        The Bank of New York is also the trustee under the indenture governing the notes.

Fees and Expenses

        We will pay the expenses of these exchange offers. We are making the principal solicitation for tenders of old notes by mail. Our officers and regular employees, however, may make additional solicitation by telegraph, facsimile, e-mail, telephone or in person. We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in forwarding copies of this document, letters of transmittal and related documents to beneficial holders of the old notes.

        We will pay any transfer taxes applicable to the exchange of old notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the person surrendering the notes will pay the amount of any transfer taxes. If you do not submit satisfactory evidence of payment of taxes or of an exemption with the letter of transmittal, we will bill you directly for the amount of those transfer taxes.

Accounting Treatment

        We will record the new notes of a series at the same carrying value as the old notes of the same series as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes. The expenses associated with the exchange offers will be expensed as incurred. We will continue to amortize the unamortized debt issuance costs of the old notes over the term of the new notes.

Voluntary Participation

        You do not have to participate in the exchange offer applicable to your old notes. You should carefully consider whether to accept the terms and conditions of the applicable offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the applicable exchange offer. See "Risk Factors—If you do not participate in the applicable exchange offer, it may be harder for you to resell and transfer your old notes" for more information about the risks of not participating in the exchange offer applicable to your old notes.

Consequences of Failure to Exchange

        If you are eligible to participate in an exchange offer but do not tender your old notes, you will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, you may resell your old notes that are not exchanged only:

  •
  to us, on redemption of notes or otherwise,

  •
  so long as the old notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,

  •
  in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act,

  •
  outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act, or

  •
  under an effective registration statement under the Securities Act, in each case in accordance with all other applicable securities laws.

Regulatory Approvals

        We do not have to comply with any federal or state regulatory requirements and we do not have to obtain any approvals in connection with the exchange offers.

DESCRIPTION OF THE NEW NOTES

        We issued the old notes, and will issue the new notes, under the indenture, dated as of November 18, 2004, between us and The Bank of New York, as trustee. The following description of the material provisions of the indenture is only a summary. It does not set out the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        In this section, the terms the "Company", "we", "us" and "our" refer to Computer Associates International, Inc. and not to any of the subsidiaries. The definitions of some capitalized terms used in the following summary are set forth below under "Certain Definitions".

        We will consider the old notes of a series and the new notes of the same series collectively to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

General

        The notes due 2009 and the notes due 2014 will constitute two separate series of securities under the indenture and will each be limited initially to $500,000,000 aggregate principal amount. The new notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes due 2009 will mature on December 1, 2009 and the new notes due 2014 will mature on December 1, 2014 (each date is referred to as the "stated maturity date" with respect to each series of notes), unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof. Principal and interest on the new notes are payable in immediately available funds in U.S. dollars, or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The new notes due 2009 and the new notes due 2014 will bear interest at the rate of 4.750% and 5.625% per annum, respectively, from June 1, 2005, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the new notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the new notes will be payable semi-annually on each June 1 and December 1 (each such date is referred to as an "interest payment date"), beginning on December 1, 2005, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on the May 15 or November 15, as the case may be, immediately preceding the applicable interest payment date.

        Principal of, premium, if any, and interest on, the new notes will be payable, and the new notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the trustee, at 101 Barclay Street, Floor 8W, New York, New York 10286), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the new notes at their registered addresses. No service charge will be made for any registration of transfer or exchange of new notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

        In any case where the date of payment of the principal of or interest on the new notes or the date fixed for redemption of the new notes shall not be a "Business Day" (as defined below), then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding Business Day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption, and no interest shall accrue for the period after such date. A "Business Day" shall mean a day which is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

        We may issue additional notes under the indenture having the same terms in all respect as the notes of either series (other than the issue date, initial interest accrual date and, in some circumstances, the initial interest payment date). The new notes of each series registered hereby and any additional notes of such series will be consolidated with and form a single series for all purposes under the indenture, will vote together as one class on all matters, will bear the same CUSIP number and will be fungible to the extent specified.

Optional Redemption

        The notes of each series will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' notice. Upon redemption of the notes of a series, we will pay a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points in the case of the notes due 2009 and 20 basis points in the case of the notes due 2014, plus in each case, accrued interest thereon to the redemption date.

        "Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding such redemption date, as contained in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if the release, or any successor release, is not published or does not contain these prices on that business day, (a) the average of the Reference Treasury Dealer Quotations for this redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

        "Independent Investment Banker" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means each of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and their successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealers specified from time to time by us so long as the entity is a primary U.S. Government securities dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. If less than all the notes of a series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        Except as described above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Ranking

        The new notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated obligations. The new notes are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee's claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the trustee.

        The notes are exclusively our obligations. As a result, our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.

Covenants

        Except as discussed below, we are not restricted by the indenture from:

  •
  incurring any type of indebtedness or other obligation;

  •
  paying dividends or making distributions on our capital stock; or

  •
  purchasing or redeeming our capital stock.

        We are not required to maintain any financial ratios or specified levels of net worth or liquidity.

        In addition, we are not required to repurchase or redeem or otherwise modify the terms of the notes upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the notes.

        The indenture will contain various covenants, including, among others, the following:

        Limitations on Liens.    Neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any of our Principal Property or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired) unless prior to or at the same time, the notes are equally and ratably secured with or, at our option, prior to, such secured indebtedness. Mortgages, security interests, pledges, liens, charges and other encumbrances are collectively referred to in this offering circular as "mortgages."

        This restriction does not apply to:

  (1)
  mortgages on property, shares of stock or indebtedness or other assets existing at the time any corporation becomes a Restricted Subsidiary of ours or of any of our subsidiaries; provided that such mortgage was not incurred in anticipation of the corporation becoming a Restricted Subsidiary;

  (2)
  mortgages on property, shares of stock or indebtedness existing at the time of acquisition by us, or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition) or mortgages on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of the property, shares of stock or indebtedness, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 270 days after, the latest of the acquisition, or, in the case of property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;

  (3)
  mortgages in favor of us;

  (4)
  mortgages existing at the date of the indenture;

  (5)
  mortgages on property or other assets of a corporation existing at the time a corporation is merged into or consolidated with either of us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either of us or any of our Restricted Subsidiaries, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

  (6)
  mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

  (7)
  mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

  (8)
  mortgages securing all of the notes; or

  (9)
  extensions, renewals or replacements of any mortgage referred to in clauses (1) through (8) without increase of the principal of the indebtedness secured by the mortgage; provided, however, that any mortgages permitted by any of clauses (1) through (8) shall not extend to or cover any property of the Company or any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.

        We and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage which we would otherwise not be permitted to without equally and ratably securing the notes, if after giving effect to the indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (9) above) does not exceed 10% of our Consolidated Net Assets.

        Limitation on Sale/Leaseback Transactions.    Neither we nor any Restricted Subsidiary will enter into any sale/leaseback transaction with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary unless:

  (a)
  we or such Restricted Subsidiary would be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to the sale/leaseback transaction, without equally and ratably securing the notes under the covenant described in "—Limitations on Liens" above; or

  (b)
  the proceeds of the sale of the Principal Property to be leased are at least equal to such property's fair market value, as determined by the board of directors of the Company, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets or to the repayment of indebtedness of us or any Restricted Subsidiary.

        This restriction does not apply to transactions:

  (1)
  entered into prior to the date of the indenture;

  (2)
  between us and any Restricted Subsidiary or between Restricted Subsidiaries;

  (3)
  under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

  (4)
  involving leases for no longer than three years; or

  (5)
  in which the lease for the property or asset is entered into within 270 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset.

        A "sale/leaseback transaction" means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.

        Notwithstanding the restrictions outlined in the preceding paragraph, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions which would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (b) above, provided that after giving effect thereto, the aggregate amount of the Attributable Debt with respect to such sale/leaseback transactions, together with the aggregate amount of all debt secured by mortgages permitted by clauses (1) through (9) under "—Limitations on Liens" above, does not exceed 10% of our Consolidated Net Assets.

        Merger, Consolidation or Sale of Assets.    We may, without the consent of the holders of any outstanding notes, consolidate with or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:

  (1)
  we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity which received the transfer of the assets is organized under the laws of any domestic jurisdiction and expressly assumes the due and punctual payment of the principal of, premium and interest on the notes and the performance of every covenant in the indenture;

  (2)
  immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time, or both, would become an event of default shall have occurred and be continuing; and

  (3)
  an officers' certificate and legal opinion is delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with clauses (1) and (2) above.

        The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets we will not be released from the obligation to pay the principal of and interest on the notes.

Defaults

        Each of the following is an "event of default" with respect to any series of the notes under the indenture:

  (1)
  a default in any payment of interest, including additional interest, if any, on any note of such series when due, which default continues for 30 days or more;

  (2)
  default in the payment of principal of any note of such series when due at its stated maturity date, upon optional redemption, upon declaration or otherwise;

  (3)
  a failure by us to comply with our other agreements contained in the indenture continuing for 90 days after written notice as provided in the indenture;

  (4)
  (a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 and continuance of this failure to pay or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000 without this indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of (a) or (b) above, for a period of 30 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes of such series; provided, however, that if the failure, default or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default shall be deemed cured; and

  (5)
  the occurrence of various events of bankruptcy, insolvency or reorganization involving us.

        The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. A default under one series of notes will not necessarily be a default under the other series of notes.

        If an event of default with respect to any series of the notes, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series by notice to us may declare the principal of, and accrued but unpaid interest on, all the notes of such series to be due and payable. Upon this declaration, principal and interest on the notes of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of, and accrued but unpaid interest on, all the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding notes of any series may rescind any acceleration with respect to the notes of such series and its consequences.

        If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders provided the holders provide the trustee with a reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes of any series may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  the holder previously notified the trustee that an event of default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the outstanding notes of such series requested the trustee to pursue the remedy;

  (3)
  the holders offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee has not complied with the holder's request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

        Generally, the holders of a majority in principal amount of the outstanding notes of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the notes of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

        If a default with respect to any series of the notes occurs and is continuing and is known to the trustee, the trustee must mail to each holder of notes of such series notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous fiscal year. We also are required to notify the trustee within 30 days of the occurrence of any event which would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.

Amendments and Waivers

        We and the trustee may amend the indenture as to any series of notes with the consent of the holders of a majority in principal amount of the notes of such series then outstanding. Any past default or compliance with any provisions of the indenture or the notes of such series may be waived with the consent of the holders of a majority in principal amount of the notes of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the notes of such series.

        Without the consent of each holder of an outstanding note, we may not amend the indenture as to such series to:

  (1)
  reduce the amount of notes of such series whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the rate of or extend the time for payment of interest on any note of such series;

  (3)
  reduce the principal of or extend the stated maturity date of any note of such series;

  (4)
  reduce the premium payable upon any redemption of any note of such series or change the time at which any note of such series may be redeemed;

  (5)
  make any note of such series payable in money other than that stated in the note of such series;

  (6)
  impair the right of any holder to receive payment of principal of and interest on the holder's notes of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the holder's notes of such series;

  (7)
  make any changes that would affect the ranking of the notes of such series in a manner adverse to the holders; or

  (8)
  make any change in the amendment or waiver provisions relating to such series which require each holder's consent.

        We and the trustee may, however, amend the indenture without the consent of any holder as to any series to:

  (1)
  to cure any ambiguity, omission, defect or inconsistency as to such series;

  (2)
  to provide for the assumption by a successor corporation of our obligations under the indenture as to such series;

  (3)
  to add guarantees or collateral security with respect to the notes of such series;

  (4)
  to add to our covenants under the indenture for the benefit of the holders or to surrender any right or power conferred upon us as to such series;

  (5)
  to make any change that does not adversely affect the rights of any holder of notes of such series; or

  (6)
  to comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act.

        It is not necessary that any consent of the holders of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of notes of the relevant series a notice briefly describing such amendment. However, the failure to give such notice to all holders of such series or any defect in the notice will not impair or affect the validity of the amendment with respect to the holders of notes of such series.

Transfer and Exchange

        A holder may transfer or exchange new notes in accordance with the indenture. Upon any transfer or exchange, the registrar of the new notes and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any new note selected for redemption or to transfer or exchange any new note for a period of 15 days prior to a selection of new notes to be redeemed. The new notes will be issued in registered form and the registered holder of a new note will be treated as the owner of the new note for all purposes.

Defeasance

        With respect to any series of notes, we at any time may terminate all of our obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We at any time may terminate our obligations with respect to any series of notes under the covenants described under "—Covenants" and the occurrence of an event of default described in clause (4) under "—Defaults" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the notes of the relevant series may not be accelerated because of an event of default described in clause (3) (except for the covenants described under "—Covenants—Merger, Consolidation or Sale of Assets") or clause (4) under "—Defaults" above.

        To exercise either defeasance option:

  (1)
  we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the notes of the relevant series, money or U.S. government obligations which will provide cash at the times and in the amounts as will be sufficient to pay principal and interest when due on all the notes of such series to maturity or redemption;

  (2)
  we must deliver to the trustee an opinion of counsel which will provide that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

  (3)
  in the case of legal defeasance only, the opinion of counsel referred to in (2) above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

Concerning the Trustee

        The Bank of New York is the trustee under the indenture and is also registrar and paying agent of the new notes and the exchange agent in each exchange offer.

        The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.

Governing Law

        The indenture provides that it and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

        "Attributable Debt" when used in connection with a sale/leaseback transaction involving a Principal Property shall mean, at the time of determination, the lesser of:

  (a)
  the fair value of such property (as determined in good faith by the board of directors of the Company); or

  (b)
  the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by all outstanding securities issued under the indenture compounded semi-annually in either case as determined by the principal accounting or financial officer of the Company.

        For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Net Assets" means as of any particular time the aggregate amount of assets at the end of the most recently completed fiscal quarter after deducting therefrom all current liabilities except for:

  (a)
  notes and loans payable;

  (b)
  current maturities of long-term debt; and

  (c)
  current maturities of obligations under capital leases,

        all as set forth on the most recent consolidated balance sheet of the Company and its consolidated subsidiaries and computed in accordance with U.S. generally accepted accounting principles.

        "default" means any event which is, or after notice or passage of time or both would be, an event of default.

        "indebtedness" means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

        "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Restricted Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company or any of its Restricted Subsidiaries, as to which the oblige with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Principal Property" means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which:

  (a)
  is owned by the Company or any subsidiary of the Company;

  (b)
  is located within any of the present 50 states of the United States of America (or the District of Columbia);

  (c)
  has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its subsidiaries taken as a whole; and

  (d)
  has a book value on the date as of which the determination is being made in excess of 0.75% of Consolidated Net Assets of the Company as most recently determined on or prior to such date.

        "Restricted Subsidiary" means any subsidiary which owns any Principal Property; provided, however, that the term "Restricted Subsidiary" does not include:

  (a)
  any subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Company's operations outside the United States of America; or

  (b)
  any subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or quoted on the NASDAQ National Market or in the over-the-counter market.

Book-Entry Delivery and Form

        The certificates representing the notes will be issued in fully registered form, without coupons. The notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global certificates.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of old notes of a series for new notes of that series will not be treated as a taxable transaction for U.S. Federal income tax purposes because the terms of the new notes will not be considered to differ materially in kind or in extent from the terms of the old notes. Rather, the new notes you receive will be treated as a continuation of your investment in the old notes. As a result, you will not recognize gain or loss upon the exchange of your old notes of a series for new notes of that series. In addition, your basis and holding period in the new notes will be the same as your basis and holding period in the old notes exchanged therefore.

        If you are considering exchanging your old notes for new notes, you should consult your own tax advisors concerning the tax consequences of the exchange arising under state, local or foreign laws.

PLAN OF DISTRIBUTION

        If you want to participate in an exchange offer you must represent, among other things, that:

  •
  you are acquiring the new notes issued in that exchange offer in the ordinary course of your business,

  •
  you are not an "affiliate", as defined in Rule 405 under the Securities Act, of Computer Associates; and

  •
  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the new notes issued in that exchange offer.

        If you are unable to make the above representations you are a "restricted holder". A restricted holder will not be able to participate in the applicable exchange offer and may only sell its old notes under a registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities Act, or under an exemption from the registration requirement of the Securities Act.

        If you are a broker-dealer who holds old notes that were acquired for your own account as a result of market-marking activities or other trading activities, you may exchange old notes in the applicable exchange offer. As a broker-dealer, you may be deemed to be an "underwriter" within the meaning of the Securities Act, and, consequently, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes you receive in that exchange offer.

        Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of the new notes. We have agreed that, for a period of up to 90 days after the last exchange date, we will use our best efforts to:

  •
  keep the exchange offer registration statement continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it is available for resale of old notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities,

  •
  ensure that the exchange offer registration statement conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, and

  •
  make this prospectus available to participating broker-dealers for use in connection with any resale.

During this period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market-making or other trading activities.

        Based on interpretations by the staff of the SEC, we believe that new notes issued in each exchange offer may be offered for resale, resold and otherwise transferred by their holder, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by participating broker-dealers for their own account under an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market,

  •
  in negotiated transactions,

  •
  through the writing of options on the new notes, or

  •
  a combination of methods of resale.

        The new notes may be sold from time to time:

  •
  at market prices prevailing at the time of resale,

  •
  at prices related to prevailing market prices, or

  •
  at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any participating broker-dealer and/or the purchasers of any new notes.

        Any participating broker-dealer that resells new notes received by it for its own account under an exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incidental to the exchange offers other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of this material can be obtained from the Public Reference Section of the SEC at that address at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like Computer Associates, who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We hereby incorporate herein by reference the following documents filed with the SEC:

  (a)
  Our annual report on Form 10-K for our fiscal year ended March 31, 2005; and

  (b)
  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2005.

        All reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the exchange offers will be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Information furnished under Items 9 and 12 of any of our Current Reports on Form 8-K is not incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. Neither the making of the exchange offer pursuant to this document nor the acceptance of old notes for tender or exchange pursuant thereto shall under any circumstances create any implication that there has been no change in the affairs of Computer Associates International, Inc. since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

        Each broker-dealer who holds old notes acquired for its own account as a result of market-making or other trading activities and who receives new notes for its own account in exchange for old notes pursuant to an exchange offer must deliver a copy of this prospectus in connection with any resale of new notes.

VALIDITY OF THE NEW NOTES

        The validity of the new notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Computer Associates International, Inc. and subsidiaries as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, expresses our opinion that Computer Associates International, Inc. did not maintain effective internal control over financial reporting as of March 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states: (i) the Company did not have policies and procedures over the accounting for credits attributable to software contracts executed under the Company's prior business model that were sufficient to prevent or detect the improper accounting of credits initially established under side agreements entered into during fiscal years 1998 through 2001; and (ii) at March 31, 2005, the Company had an ineffective control environment in its Europe, Middle East and Africa ("EMEA") region.

        The audit report on the consolidated financial statements and the related financial statement schedule contains two explanatory paragraphs. The first explanatory paragraph states that the consolidated financial statements as of March 31, 2004 and for each of the years ended March 31, 2004 and 2003 have been restated. The second explanatory paragraph states that effective April 1, 2003, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS 123."

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTH of the Registrant's Restated Certificate of Incorporation, as amended, provides:

    The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Registrant's Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of a directors' duty of care.

        The Registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's Restated Certificate of Incorporation, as amended.

Item 21. Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibits	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for fiscal quarter ended December 31, 1998).
3.2	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated February 1, 2005).
4.1	Registration Rights Agreement dated April 18, 2004 among the Registrant and the Initial Purchasers of the 4.750% Senior Notes due 2009 and the 5.625% Senior Notes due 2014 (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated November 15, 2004).
4.2	Indenture, dated as of November 18, 2004, between the Company and The Bank of New York, as trustee, with respect to the Registrant's 4.750% Senior Notes due 2009 and 5.625% Senior Notes due 20014 (incorporated by reference herein to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated November 15, 2004).
4.3	Form of New Note (included in Exhibit 4.2).
5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the 4.750% Series B Senior Notes due 2009 and 5.625% Series B Senior Notes due 2014 being registered.*
8.1	Opinion of Sullivan & Cromwell LLP regarding tax matters.*
23.1	Consent of independent registered public accounting firm.*

23.2	Consent of Sullivan & Cromwell LLP (included in the opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).
24.1	Power of Attorney (included in the signature page attached hereto).
25.1	Statement of Eligibility of the Trustee with respect to 4.750% Series B Senior Notes due 2009.*
25.2	Statement of Eligibility of the Trustee with respect to 5.625% Series B Senior Notes due 2014.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Exchange Agent Agreement.*

*
Filed herewith.

(b)
Financial Statement Schedules

        All other schedules for which provisions are made in the applicable accounting regulation of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this Registration Statement/Prospectus.

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (2)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (3)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islandia, County of Suffolk, the State of New York, on the 15th day of July, 2005.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:	/s/ JOHN A. SWAINSON Name: John A. Swainson Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Kenneth V. Handal and Jeff Clarke, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ LEWIS S. RANIERI Lewis S. Ranieri	Non-Executive Chairman of the Board of Directors	July 15, 2005
/s/ JOHN A. SWAINSON John A. Swainson	Chief Executive Officer (Principal Executive Officer)	July 15, 2005
/s/ ROBERT DAVIS Robert Davis	Chief Financial Officer (Principal Financial Officer)	July 15, 2005
/s/ DOUGLAS ROBINSON Douglas Robinson	Senior Vice President and Corporate Controller (Principal Accounting Officer)	July 15, 2005

/s/ RUSSELL M. ARTZT Russell M. Artzt	Executive Vice President and Director	July 15, 2005
Kenneth D. Cron	Director	July , 2005
/s/ ALFONSE M. D'AMATO Alfonse M. D'Amato	Director	July 15, 2005
Gary J. Fernandes	Director	July , 2005
/s/ ROBERT E. LA BLANC Robert E. La Blanc	Director	July 15, 2005
/s/ JAY W. LORSCH Jay W. Lorsch	Director	July 15, 2005
/s/ WILLIAM E. MCCRACKEN William E. McCracken	Director	July 15, 2005
/s/ WALTER P. SCHUETZE Walter P. Schuetze	Director	July 15, 2005
/s/ LAURA S. UNGER Laura S. Unger	Director	July 15, 2005
/s/ RON ZAMBONINI Ron Zambonini	Director	July 15, 2005

INDEX TO EXHIBITS

        Certain of the following documents are filed herewith. Certain other of the following documents has been previously filed with the Securities and Exchange Commission and, pursuant to Rule 12b-32, is incorporated herein by reference.

Exhibits	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for fiscal quarter ended December 31, 1998).
3.2	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated February 1, 2005).
4.1
Registration Rights Agreement dated April 18, 2004 among the Registrant and the Initial Purchasers of the 4.750% Senior Notes due 2009 and the 5.625% Senior Notes due 2014 (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated November 15, 2004).
4.2
Indenture, dated as of November 18, 2004, between the Company and The Bank of New York, as trustee, with respect to the Registrant's 4.750% Senior Notes due 2009 and 5.625% Senior Notes due 20014 (incorporated by reference herein to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated November 15, 2004).
4.3	Form of New Note (included in Exhibit 4.2).
5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the 4.750% Series B Senior Notes due 2009 and 5.625% Series B Senior Notes due 2014 being registered.*
8.1	Opinion of Sullivan & Cromwell LLP regarding tax matters.*
23.1	Consent of independent registered public accounting firm.*
23.2	Consent of Sullivan & Cromwell LLP (included in the opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).
24.1	Power of Attorney (included in the signature page attached hereto).
25.1	Statement of Eligibility of the Trustee with respect to 4.750% Series B Senior Notes due 2009.*
25.2	Statement of Eligibility of the Trustee with respect to 5.625% Series B Senior Notes due 20014.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Exchange Agent Agreement.*

*
Filed herewith.

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
SUMMARY
Computer Associates International, Inc.
The Exchange Offers
The New Notes
RISK FACTORS
USE OF PROCEEDS
THE EXCHANGE OFFERS
HOW TO TENDER YOUR OLD NOTES
By Mail, Hand or Overnight Courier
By Facsimile
Confirm by Telephone
DESCRIPTION OF THE NEW NOTES
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
VALIDITY OF THE NEW NOTES
EXPERTS
PART II
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS